Exhibit 99.01
MEDIA CONTACT:
Kasey Holman
Media Relations — Silicon Image, Inc.
Phone: 408-616-4192
kasey.holman@siliconimage.com
INVESTOR CONTACT:
David H. Allen
Investor Relations — Silicon Image, Inc.
Phone: 408-616-4003
david.allen@siliconimage.com
SILICON IMAGE APPOINTS HAL COVERT CHIEF FINANCIAL OFFICER
SUNNYVALE, Calif., October 4, 2007 — Silicon Image, Inc. (NASDAQ: SIMG), a leader in semiconductors for the secure storage, distribution and presentation of high-definition content, today announced that it has named Hal Covert to the position of chief financial officer. Covert brings to Silicon Image more than 30 years of financial management experience at technology and telecommunications companies.
Covert succeeds Robert R. Freeman, who served as Silicon Image’s CFO from November 2005 and previously served as interim CFO from August 2005 to November 2005. In April, Silicon Image announced Freeman’s intention to retire following a transition period.
“Hal brings strong financial, strategic and operational planning skills to his new role at Silicon Image,” said Steve Tirado, Silicon Image president and chief executive officer. “With his extensive experience as CFO for technology innovators, including software and computer systems companies, he is an important addition to our management team.”
Covert joins Silicon Image from Openwave Systems Inc., where he served as CFO since 2005, and as a board member and chairman of the audit committee from 2003 to 2005. Covert has previously served as the CFO of Adobe Systems Inc., Silicon Graphics, Extreme Networks Inc. and Fortinet Inc. Earlier in his career, he held financial management positions with industry-leading companies including Northern Telecom Inc., ISC Systems Corp. and Brush Wellman Inc.
Covert received a bachelor’s degree in business administration from Lake Erie College and an MBA from Cleveland State University. Covert is a Certified Public Accountant and has served in the United States Army.
About Silicon Image, Inc.
Headquartered in Sunnyvale, California, Silicon Image, Inc. is a leader in driving the architecture and semiconductor implementation for the secure storage, distribution and presentation of high-definition content in the consumer electronics and personal computing markets. Silicon Image creates and drives industry standards for digital content delivery such as DVI, HDMI™ and Serial ATA, leveraging partnerships with global leaders in the consumer electronics and personal computing markets to meet the growing digital content needs of consumers worldwide. With a proven track record of improving cross-product interoperability, Silicon Image has shipped more than 100 million HDMI/HDCP and DVI/HDCP semiconductor solutions. In addition, Silicon Image offers one of the most robust and comprehensively tested technology platforms in the consumer electronics industry through the Simplay HD™ Testing Program of Simplay Labs. Simplay Labs, LLC, a wholly-owned subsidiary of Silicon Image, is a leading provider of testing technologies, tools and services for high-definition consumer electronics devices such as HDTVs, set-top boxes, audio/video receivers and DVD players, helping manufacturers to achieve compatibility and deliver the highest-quality HDTV experience to consumers. Silicon Image is the leading provider of semiconductor intellectual property solutions for high-definition multimedia and data storage applications. For more information, please visit www.siliconimage.com.
NOTE: Silicon Image and Simplay HD are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and other countries. HDMI™ and High-Definition Multimedia Interface are trademarks or registered trademarks of HDMI Licensing, LLC in the United States and other countries, and are used under license from HDMI Licensing, LLC. All other trademarks and registered trademarks are the property of their respective owners.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include, but are not limited to, statements related to Covert’s responsibilities and contributions as Silicon Image’s chief financial officer. These forward-looking statements involve risks and uncertainties, including those described from time to time in Silicon Image’s filings with the Securities and Exchange Commission (SEC) that could cause the actual results to differ materially from those anticipated by these forward-looking statements. In particular Covert’s responsibilities and contributions may differ materially from what is currently anticipated. In addition, see the Risk Factors section of the most recent Form 10-K or Form 10-Q filed by Silicon Image with the SEC. Silicon Image assumes no obligation to update any forward-looking information contained in this press release.